Exhibit 99.1

                                                                     NEWS RELEASE

___________________________________________________________________________________________

For Immediate Release:                                                                                                  For Further Information Contact:

July 30, 2012                                                                                                                                          Media:  www.CBI.com

                                                                                                                             Investors:  Christi Thoms +1 832 513 1200

CB&I ANNOUNCES AGREEMENT TO ACQUIRE THE SHAW GROUP

A powerful combination – Creating a leading Energy Focused EPC Company globally

THE WOODLANDS, Texas – July 30, 2012 -- CB&I (NYSE: CBI) announced today that it has entered into a definitive agreement to acquire Shaw Group (NYSE: SHAW), a Fortune 500 company primarily focused on serving clients in the power generation and government services sector.  The acquisition is expected to close in early 2013.

Combining CB&I and Shaw will create one of the most complete energy focused technology, engineering, procurement, fabrication, construction, maintenance, and associated services companies in the world.  With a global workforce of nearly 50,000 employees, backlog of over $28 billion, and engineering and fabrication facilities strategically located on all continents, the company will have the critical mass necessary to execute the largest energy infrastructure projects now and into the future.

"This is a highly compelling transaction that we believe will create significant value for our shareholders,” said Philip K. Asherman, President and CEO of CB&I.  “Shaw is a great company with tremendously talented employees.  By adding them into the CB&I family, we will become fully diversified across the entire energy sector, from Power Generation to LNG, from Refining to Gas Processing, from Offshore to Oil Sands, and beyond.  We will have the capabilities and the expertise to provide our clients with the full range of solutions, wherever they are in the world.  Most important, we will have the experience and relationships necessary to successfully meet and exceed our clients’ expectations.”

CB&I will acquire Shaw for $46.00 per share in cash and stock.  Shareholders will receive $41.00 in cash and $5.00 in CB&I equity (0.12883 shares based on an agreed upon recent average stock price of $38.81 per share) for each share of Shaw stock at closing.  CB&I will use cash on the balance sheets of both companies, along with approximately $1.9 billion in debt to finance the acquisition.  Based on the estimated cash position of Shaw at the end of its August 31, 2012 fiscal year, this equates to an enterprise value of approximately $2.0 billion.  Using consensus estimates, the implied transaction multiple is 7.0x Shaw’s fiscal 2012 adjusted EBITDA.  First year earnings per share are anticipated to be double-digit accretive before transaction related costs.

“I am extremely proud of the company we have built and operated for the last 25 years. Shaw’s leadership position in the power, environmental and infrastructure industries will complement CB&I’s current business, and I am confident that, together, these two companies will continue to excel,” said J.M. Bernhard Jr., Chairman, President and Chief Executive Officer of Shaw. “While Shaw has been growing in our business and has many opportunities ahead of us, we believe this transaction is in the best interest of and creates significant value for our shareholders, our employees and our customers.”

The acquisition of Shaw Group by CB&I has been unanimously approved by the Directors of the respective company’s boards.  The transaction is subject to approval by each company’s shareholders, along with the receipt of certain regulatory approvals and the satisfaction of other customary closing conditions.  Philip K. Asherman will continue as President and CEO of the combined company.

CB&I plans to operate Shaw as a business sector under the brand name CB&I Shaw.  This will enable the company to retain Shaw’s brand equity, particularly in the power industry, and it will allow the combined organization to capitalize on the resources, capabilities, and best practices from each group for the benefit of all stakeholders.

Bank of America Merrill Lynch is acting as the financial advisor to CB&I, and Wachtell, Lipton, Rosen & Katz is acting as the Company’s legal counsel.

KEY TAKEAWAYS

•          Create one of the most complete Energy Focused company in the world

•          Broaden relationships with clients and partners worldwide

•          Expand in growth areas including power generation from nuclear,  gas, coal and associated retrofit

•          Diversify further, adding greater revenue and earnings stability from Plant Services, F&M and E&I businesses

•          Expected to be EPS Accretive in 2013 and beyond

•          Committed to deleveraging and maintaining a strong balance sheet

•          Add skilled resources globally, notably engineers and field personnel and  fabrication capacity

NOTICE

CB&I will host a conference call Monday, July 30, 2012 at 7:30 a.m. CDT (8:30 a.m. EDT) to discuss the acquisition.

The webcast will be available at www.CBI.com Investor Relations. Please log on to the website at least 15 minutes prior to the start of the call to register and download any necessary audio software.

The conference call also can be accessed by telephone at 1-800-301-8321 (U.S.) or +1-706-634-2259 (outside the U.S.). ID#: 16199456.

A replay of the conference call will be available at www.CBI.com Investor Relations or by calling 1-855-859-2056 (U.S.) or +1-404-537-3406 (outside the U.S.) through October 31, 2012. ID#: 16199456.

CONTACTS

Investors:        Christi Thoms, +1 832 513 1200

Director, Investor Relations

Investor-relations@cbi.com

or

Media:             Visit www.CBI.com to access an online media kit regarding the acquisition.

ABOUT CB&I

CB&I (NYSE:CBI) engineers and constructs some of the world’s largest energy infrastructure projects.  With premier process technology, proven EPC expertise, and unrivaled storage tank experience, CB&I executes projects from concept to completion.  Safely.  Reliably.  Globally.  For more information, visit www.CBI.com.

ABOUT SHAW

The Shaw Group Inc. (NYSE: SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2011 annual revenues of $5.9 billion, Shaw has approximately 27,000 employees around the world and is a power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Chicago Bridge & Iron Company N.V. (“CB&I”) expects to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of The Shaw Group Inc. (“Shaw”) and CB&I that also constitutes a prospectus of CB&I. CB&I and Shaw also plan to file other documents with the SEC regarding the proposed transaction. A definitive joint proxy statement/prospectus will be mailed to shareholders of Shaw and CB&I. INVESTORS AND SECURITY HOLDERS OF SHAW AND CB&I ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by CB&I and Shaw, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CB&I will be available free of charge on CB&I’s internet website at www.cbi.com under the tab “Investor Relations” and then under the tab “SEC Documents” or by contacting CB&I’s Investor Relations Department at 832-513-1200. Copies of the documents filed with the SEC by Shaw will be available free of charge on Shaw’s internet website at www.Shawgrp.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Shaw’s Investor Relations Department at 225-987-7372.

Participants in the Solicitation

CB&I, Shaw, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Shaw and CB&I in connection with the proposed transaction. Information about the directors and executive officers of Shaw is set forth in Shaw’s proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 15, 2011. Information about the directors and executive officers of CB&I is set forth in CB&I’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on March 22, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC in connection with the proposed transaction if and when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. Actual future results and financial performance could vary significantly from those anticipated in such statements. The forward looking statements include assumptions about our operations, such as cost controls and market conditions, and the proposed merger (including its benefits, results, effects and timing) that may not be realized. Risks and uncertainties related to the merger include, but are not limited to: the failure of the shareholders of CB&I or the shareholders of Shaw to approve the merger; the risk that the conditions to the closing of the merger are not satisfied; the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; costs and difficulties related to the integration of Shaw’s businesses and operations with CB&I’s business and operations; the inability to obtain, or delays in obtaining, cost savings and synergies from the merger; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, and June 30, 2012, and other reports filed with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.  As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

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